EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is entered into by and between Haverty Furniture Companies, Inc. (the “Company”) and M. Tony Wilkerson (the “Employee”).

WHEREAS, Employee was employed by the Company on an at-will basis as Executive Vice President of Merchandising; and

WHEREAS, Employee has notified the Company of Employee’s desire to resign from the Company effective February 15, 2009, and the Company has accepted Employee’s resignation; and

WHEREAS, Employee and the Company mutually desire to terminate all relationships between them, except those relationships specifically set forth in this Agreement, all in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement covenant and agree as follows:

1.	Payments and Benefits to Employee

(a)

The Company shall pay Employee, pursuant to its normal payroll practices, any earned but unpaid salary and vacation through February 15, 2009 (the “Separation Date”), including four (4) weeks of vacation.

(b)

Employee and covered dependents shall remain on the Group Medical Program until August 31, 2010, and shall retain all related rights and responsibilities. Employee will remit to the Company his portion of the required monthly premium; for 2009 this monthly amount is $307.93. The Company will remit the remaining monthly amount due of $553.97.

(c)

In exchange for Employee’s promises and releases set forth in this Agreement, the Company shall permit the outstanding grants of restricted stock, and restricted stock grants, awarded to Employee as a result of his 2004 to 2008 performance, to vest on his Separation Date, February 15, 2009. This includes restricted stock grants of 8,000 shares, PARS of 4,800 shares, and PARSUs of 3,500 shares. All Stock Settled Appreciation Rights will be forfeited (17,500 SARs). Employee has received, read and will comply with the enclosed memorandum regarding continuing reporting obligations and transaction restrictions.

(d)

In exchange for Employee’s promises and releases set forth in this Agreement, the Company shall permit all Incentive Stock Options to convert to Non-Qualified Options (30,952 shares). The expiration date on all options will remain the same as on the grant date. If there are any unexpired options remaining at employee’s death, the beneficiary/estate can exercise the options up to one year after employee’s death, providing the exercise is prior to the options’ expiration date.

2.	General Release and Covenant Not to Sue

(a)

In consideration of the payments and actions described in Section 1, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company, its subsidiaries, and corporate affiliates, and each of their former and current owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, benefits plans, benefits administrators, and insurers (collectively, “Releasees”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, 42 U.S.C. § 1981, the Family Medical Leave Act, as amended, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002 and the Lilly Ledbetter Fair Pay Act; claims based on any other federal, state, or local statute, law, constitution, ordinance or regulation; and claims relating to breach of implied or express contract, public policy or tort claims arising at any time on or before the date on which this Agreement is signed by Employee. Employee understands and agrees that this release specifically applies to all prior agreements and arrangements between him and the Company, including all agreements related to Company stock, stock options, bonuses, and other incentive compensation and equity interests in the Company; provided, however, that Employee is not forfeiting any right to Company stock which has already vested in Employee pursuant to the Company’s equity incentive plans.

(b)

Employee also hereby knowingly and voluntarily releases and forever discharges Releasees, collectively, separately, and severally, from any and all claims, causes of action, and liabilities arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which he, his heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees. Notwithstanding any other provision or paragraph of this Agreement, Employee does not hereby waive any rights or claims under the ADEA that may arise after the date on which he signs this Agreement.

i.

Employee hereby acknowledges and represents that he has been given a reasonable period of at least twenty-one (21) days to consider the terms of this Agreement; that by this Agreement the Company has advised Employee in writing to consult with an attorney prior to executing this Agreement; and that he has received valuable and good consideration in exchange for his execution of this Agreement.

ii.

Employee will have a period of seven (7) days after the date on which he signs this Agreement in which to revoke his release of ADEA claims. In order for any revocation of ADEA claims to be effective, such revocation must be communicated in writing to the Company’s General Counsel, Janet Taylor, so that it is received by Ms. Taylor within the seven (7) day revocation period. The eighth day after Employee signs and does not revoke this Agreement is referred to herein as the “Effective Date”.

(c)

Employee represents and warrants that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, vacation time, and other benefits to which Employee may be entitled from any of the Releasees except as provided in this Agreement.

(d)	Employee represents and warrants that Employee has not divulged any proprietary or confidential information of the Company or any of the other Releasees.

(e)

Employee represents and warrants that Employee is not aware of any act, failure to act, practice, policy, or activity of the Company or any of the other Releasees that Employee considers to be or to have been unlawful or potentially unlawfully.

3.	Non-Solicitation, Non-Disclosure, Trade Secrets and Confidentiality

Employee acknowledges and agrees that the provisions of his Confidentiality Agreement, which was signed on February 21, 2008, (“2008 Confidentiality Agreement”), including the non-solicitation, confidentiality and trade secret covenants, remain in full force and effect. Employee also acknowledges and agrees that the provisions of his Non-disclosure, Non-solicitation and Conflict of Interest Agreement, which was signed on February 10, 2005, (“Non-disclosure Agreement”), remain in full force and effect. Employee further acknowledges and agrees that the provisions of his HVTnet Confidentiality Letter Agreement, which was signed on January 17, 2006 (“HVTnet Confidentiality Agreement”), remain in full force and effect.

The 2008 Confidentiality Agreement, the Non-disclosure Agreement, and the HVTnet Confidentiality Agreement are collectively referred to as “Confidentiality Agreements” and shall survive the execution of this Agreement. Employee acknowledges and agrees that he shall faithfully comply with all provisions of the Confidentiality Agreements for the periods set forth in the Confidentiality Agreements.

4.	Non-Disparagement

Except as otherwise required by law, Employee agrees and covenants that he shall not make any statement, written or verbal, in any forum or media, or take any action in disparagement of the Company, its officers, and employees, including but not limited to any negative references to the Company’s services, products, corporate policy, officers and/or employees or any other action which may disparage the Company to the general public and/or the Company’s employees, customers, suppliers, and/or business partners.

5.	Rights to Materials

All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, and the like (together with all copies thereof) relating to the Company or the business of the Company which Employee may have used, prepared or come in contact with shall remain the sole property of the Company. Employee hereby warrants that he has returned all such materials to the Company and provides and agrees that he shall not hereafter cause removal of such materials from the premises of the Company.

6.	Return of Company Property

Employee represents and warrants that, as of the date on which Employee signs this Agreement, Employee has returned to the Company all property of Haverty Furniture Company, Inc., including, but not limited to, all files, customer and prospective customer lists, management reports, drawings, memoranda, forms, financial data and reports, and all other documents obtained or created by Employee in connection with Employee’s employment with Company (including all copies of the foregoing, and including all notes, records and other materials of or relating to the Company or its customers) in Employee’s possession or control, and all of the equipment and other materials of the Company in Employee’s possession or under Employee’s control (including but not limited to any credit cards, telephones, BlackBerry, office equipment, software or similar items), and any and all other proprietary data or objects acquired through the Employee’s employment with the Company.

7.	Cooperation

Employee acknowledges and agrees that Employee will cooperate with the Company in any pending or future matters, including without limitation any litigation, investigation, or other dispute, in which Employee, by virtue of Employee’s employment with the Company, has relevant knowledge or information.

8.	Noncompete

(a)

Until February 15, 2011, Employee shall not, either directly or indirectly provide, within the Territory (as described below), management, sales, marketing, consulting or merchandising services similar to those that Executive provided to Havertys to any person, company, or other entity engaged in the retail furniture business.

(b)

For purposes of this paragraph, the “Territory” shall mean the following States within the United States of America: Alabama, Arkansas, Florida, Georgia, Indiana, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, North Carolina, Ohio, South Carolina, Tennessee, Texas, Virginia, and Washington D.C., and in addition, any foreign country providing merchandsie or services to the domestic homefurnishings industry, which Employee acknowledges and agrees is the territory throughout which he provided services to the Company.

(c)

The covenants in this paragraph shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action Employee may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

(d)

Employee has carefully read and considered the provisions of this paragraph and, having done so, agrees that the restrictive covenants in this paragraph impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and its officers, directors, employees, and stockholders.

9.	No Admission of Liability

This Agreement is not intended to be, and shall not be construed as, any admission of liability or wrongdoing of any kind by the Company or any of the other Releasees.

10.	Modification

No provision of this Agreement may be changed, altered, modified or waived except in writing signed by Employee and a duly authorized representative of the Company, which writing shall specifically reference this Agreement and the provision which the parties intend to waive or modify. If, however, it is determined by a court of competent jurisdiction that any restriction in any of the Confidentiality Agreements referenced in Section 3 or the covenants in Section 8 of this Agreement are excessive in duration or scope or are unreasonable or unenforceable, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by law.

11.	Termination of Employment

Employee and the Company acknowledge and agree that Employee’s employment and all other positions and offices with the Company terminated as of February 15, 2009.

12.	Severability

Except as noted in Section 10 of this Agreement, should any provision of this Agreement be declared or determined by a court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement.

13.	Assignment of Claims

Employee represents and warrants that as of the date he signs this Agreement, he has not assigned, transferred, or hypothecated or purported to assign, transfer, or hypothecate to any person or entity any claim or matter herein released, disclaimed, discharged, or terminated. Employee hereby agrees to indemnify and hold harmless the Releasees from and against any liability or loss, and for any cost, expense or judgment or settlement based on, arising out of or connected with any such assignment, transfer or hypothecation.

14.	Applicable Law/Forum Selection

This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Georgia. The parties agree that any lawsuit filed pursuant to this Agreement shall be filed in a federal or state court in Georgia. Employee hereby irrevocably (i) submits to the exercise of personal jurisdiction over Employee by these courts and (ii) waives any jurisdictional, venue, or inconvenient forum objections to such courts.

15.	Headings and Captions

The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

16.	Waiver

The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

17.	Entire Agreement

This Agreement and the Confidentiality Agreements referenced in this Agreement set forth the entire agreement between the parties. There are no agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except the agreements set forth in this Agreement and the Confidentiality Agreements referenced in Section 3. Employee has released and cancelled any rights and remedies he has or may claim to have under any prior agreements between the parties. This Agreement cancels and supersedes all previous agreements between the parties, except as expressly set forth in this Agreement. The Company may assign this Agreement to any successor, subsidiary, parent, or affiliate. Employee may not assign any part of this Agreement.

18.	Counterparts Acceptable

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

19.	Employee’s Understanding

EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS READ AND FULLY UNDERSTANDS THE CONTENTS AND THE EFFECT OF THIS AGREEMENT. EMPLOYEE REPRESENTS AND WARRANTS THAT EMPLOYEE HAS HAD A REASONABLE OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY AS TO SUCH CONTENT AND EFFECT. EMPLOYEE ACCEPTS EACH AND EVERY TERM, PROVISION, AND CONDITION OF THIS AGREEMENT, AND DOES SO VOLUNTARILY AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF ITS CONTENTS, NATURE, AND EFFECT.

EMPLOYEE ACKNOWLEDGES AND AGREES THAT IF HE BREACHES ANY PROVISION OF PARAGRAPHS 3 THROUGH 8, HE WILL FORFEIT THE PAYMENTS LISTED IN 1(B) AND THE STOCK OPTIONS LISTED IN 1 (D) WILL EXPIRE.

WHEREFORE, the parties enter into this Agreement effective as of the Effective Date and, by so signing, represent and warrant that they have the authority to sign on behalf of the entity for whom they are signing.

/s/ M. Tony Wilkerson
M. Tony Wilkerson (“Employee)
Date:	February 10, 2009
HAVERTY FURNITURE COMPANIES, INC.

By::	/s/ Bonnie Webb
Title:	AVP, HR
Date:	February 10, 2009